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                                                                     Exhibit 5.1

                   Buchanan Ingersoll Professional Corporation
                               Eleven Penn Center
                         1835 Market Street, 14th Floor
                             Philadelphia, PA 19103

                                                                   April 1, 2003

Stonepath Group, Inc.
Two Penn Center Plaza - Suite 305
Philadelphia, Pennsylvania 19103

Re:   Stonepath Group, Inc.

Gentlemen:

         We have acted as counsel to Stonepath Group, Inc. a Delaware corporation, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the resale of 4,992,000 shares of Common Stock (the "Shares") which may be offered and sold from time to time by the selling shareholders identified in the prospectus included in the Registration Statement.

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as bases for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based on the foregoing, and subject to the other qualifications and limitations set forth herein, it is our opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

         We express no opinion as to the applicability or compliance with, of the effect of, federal law or the law of any jurisdiction other than the corporate laws of the State of Delaware.


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Stonepath Group, Inc.
April 1, 2003
Page 2




         It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         This opinion letter has been prepared for your use in connection with the offer and sale of the Shares and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.



                                              BUCHANAN INGERSOLL
                                              PROFESSIONAL CORPORATION



                                              By: /s/ Brian S. North
                                                  ------------------------------
                                                  Brian S. North, a Shareholder